EXHIBIT 10.17

                             POLICIES AND PROCEDURES

                                       OF

                                 MSTG SOLUTIONS

MSTG SOLUTIONS - POLICIES AND PROCEDURES


SECTION 1 - GENERAL

1.1  Policies and Procedures

The policies and procedures of MSTG Solutions, Inc. are incorporated into the Independent Representative Agreement and form an integral part of the Independent Representative Form. The term "Agreement" is used collectively to refer to the Independent Representative Agreement, Advertising Rules and Regulations, Marketing, Compensation Plan and those Policies and Procedures as set forth herein as such Policies and Procedures, Marketing, Compensation Plan and the Rules and Regulations which may be amended from time to time. These documents are incorporated, by reference, into the Independent Representative Agreement in their current form as amended by MSTG Solutions, Inc.

1.2  Purpose

MSTG Solutions, Inc. is a direct sales company that markets through its Independent Representatives, the sale of business-related products and services. Independent Representatives are required to comply with all of the terms and conditions set forth in the Agreement, which MSTGS may amend at its sole discretion from time to time, as well as all International, Federal, State and Local Laws governing the MSTG Solutions, Inc. business.

1.3  Changes  to  the  Independent   Representative   Agreement,   Policies  and
     Procedures, Marketing and Compensation

By signing the Independent Representative Agreement, the Independent Representative agrees to abide by all amendments or modifications that MSTG Solutions, Inc. elects to make. Notification of amendments, modifications or changes will be effective upon publication (i.e., facsimile, electronic mail, regular mail, etc.). The continuation of the Independent Representative's business, or the Independent Representative's acceptance of commissions, residual income, if any, or bonuses constitutes acceptance of any and all amendments.

SECTION 2 - BECOMING AN INDEPENDENT REPRESENTATIVE

2.1 Requirements to become an Independent Representative.

In order to become an MSTG Solutions, Inc. Independent Representative, each applicant must meet all of the following criteria:

     o    Be the age of majority in his or her state of residence

     o Have a valid Social Security Number, Federal Tax Identification Number, Employer Identification Number, or allow MSTG Solutions, Inc. to withhold in the case of Foreign Nationals.

MSTG Solutions, Inc. reserves the right to reject any applications to become a new Independent Representative or applications for renewal in the event of violation of the Independent Representative Agreement or Policies and Procedures.

2.2  Independent Representative Benefits

Once an Independent Representative Form, containing the Independent Representative Agreement, has been accepted by MSTG Solutions, Inc., the benefits of the Marketing and Compensation Plan and the Independent Representative Agreement are available to the new Independent Representative. These benefits include the right to:

     o Purchase MSTG Solutions, Inc. programming, products and services at the Independent Representative price.

     o Participate in the MSTG Solutions, Inc. Marketing and Compensation Plan (receive commissions, overrides and bonuses, if qualified).

     o    Sponsor  and  enroll  other   individuals  as  MSTG  Solutions,   Inc.
          Independent Representatives.

     o Receive periodic MSTG Solutions, Inc. literature and other forms of MSTG Solutions, Inc. communication.

     o Participate in MSTG Solutions, Inc. sponsored support in the form of training, motivational events and recognition functions, upon payment of appropriate charges, if applicable.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


     o    Participate  in  promotional  and  incentive   contests  and  programs
          sponsored by MSTG Solutions, Inc. for its Independent Representatives.

SECTION 3 - MSTG Solutions, Inc. Business

3.1 Adherence to the MSTG Solutions, Inc. Marketing and Compensation Plan.

Independent Representatives must adhere to the terms of the MSTG Solutions, Inc. Marketing and Compensation plan, as set forth in official MSTG Solutions, Inc. literature. Independent Representatives shall not offer the MSTG Solutions, Inc. opportunity through, or in combination with any other system, program or method of marketing other than that specifically stated in the official MSTG Solutions, Inc. literature. Independent representatives shall not require or encourage other Independent Representatives to execute any agreement or contract other than the official MSTG Solutions, Inc. agreements and contracts in order to become an MSTG Solutions, Inc. Independent Representative. Similarly, Independent Representatives shall not require or encourage other Independent Representatives to make any purchases from, or payment to any individual or other entity to participate in the MSTG Solutions, Inc. Marketing and Compensation Plan other than those purchases or payments identified as recommended or required in official MSTG Solutions, Inc. literature.

3.2 Advertising

The company reserves the right to reject any applications to become a new Independent Representative or applications for renewal in the event of violation of the Agreement. In the conduct of his or her business, the Independent Representative shall safeguard and promote the reputation of MSTG Solutions,
Inc. and its programming and products (also see Advertising Rules and Regulations). The marketing and promotion of MSTG Solutions, Inc., the Marketing and Compensation Plan, and MSTG Solutions, Inc.'s programming, products and services shall be consistent with the public interest and must avoid all discourteous, deceptive, misleading, unethical or immoral conduct or practices.

3.3 Addition of Co-Applicants.

When adding a co-applicant (either an individual or business entity) to an existing MSTG Solutions, Inc. business, MSTG Solutions, Inc. requires both a written request, as well as a properly completed Independent Representative Agreement containing the applicant and the co-applicant's Social Security Number, Federal Tax Identification Number or Employer Identification Number with signatures. To prevent circumvention of this Section (regarding changes an assignments of a MSTG Solutions, Inc. business), the original applicant must remain as a party to the original Independent Representative Form and Agreement. The original Independent Representative may not terminate his or her relationship with MSTG Solutions, Inc., he or she must change or assign his or her business in accordance with Section 3.21. All bonus and commission checks will be sent to the address of record of the original Independent Representative. There is a non-refundable $50.00 fee for each applicant change requested, which must be included with the written request and the completed Independent Representative Form containing the Agreement. MSTG Solutions, Inc. may, at its discretion, require notarized documents before implementing any changes to an MSTG Solutions, Inc. business. Please allow thirty [30] days after the receipt of the request by MSTG Solutions, Inc. for processing. Please note that the modifications permitted within the scope of this paragraph do not include a change of sponsorship. Changes of sponsorship are addressed in Section
3.4 below.

3.4 Change of Sponsorship

To protect the integrity of all marketing organizations and safeguard the hard work of all Independent Representatives, MSTG Solutions, Inc. strongly discourages changes in sponsorship. Maintaining the integrity of sponsorship is critical for the success of every Independent Representative and market organization. Accordingly, the change of a MSTG Solutions, Inc. business from one sponsor to another is rarely permitted. Requests for changes of sponsorship must be submitted in writing to the Compliance Department and must include the reason for the change. Changes will be considered only in the following circumstances:

     o In cases involving fraudulent inducement or unethical sponsoring, an Independent Representative may request that he or she be changed to another organization with his or her

MSTG SOLUTIONS - POLICIES AND PROCEDURES


          entire marketing organization intact. All requests for change alleging fraudulent enrollment practices shall be evaluated on a case-by-case basis, with MSTG Solutions, Inc. having the final decision whether such infraction occurred.

     o The Independent Representative seeking to change submits a properly completed and fully executed Sponsorship Change Form (available by faxed request to the Compliance Department), which includes the written approval of all parties (up to seven [7] levels of active Independent Representative uplines), whose income will be affected by the change. Photocopied or facsimile signatures are not acceptable. All Independent Representatives' signatures must be notarized. The Independent Representative who requests the change must submit a non-refundable $50.00 for administrative charges and data processing. If the changing Independent Representative also wants to move any Independent Representative in his or her marketing organization, each downline Independent Representative also must obtain a properly completed Sponsorship Change Form and return it to MSTG Solutions, Inc. with the non-refundable $50.00 change fee (i.e., the cost to move an MSTG Solutions, Inc. business).

     o Downline Independent Representatives will not be moved with the changing Independent Representative unless all of the requirements of this paragraph are met. Changing Independent Representatives must allow thirty [30] days after the receipt of the Sponsorship Change Form for processing and verifying change requests. Final approval rests with MSTG Solutions, Inc.

3.5 Cancellation, Termination and Re-Application

An Independent Representative may legitimately change organizations by voluntarily canceling or terminating his or her MSTG Solutions, Inc. business and remaining inactive for three [3] full calendar months (i.e., no sales of MSTG Solutions, Inc. products and services, no sponsoring, no attendance at any of the MSTG Solutions, Inc. functions, no participation in any other form of Independent Representative activity or no operation of any other MSTG Solutions, Inc. Independent Representative's business). Following the three-month period after cancellation or termination, the former Independent Representative may re-apply under a new sponsor.

3.6 Refund

An Independent Representative may request a refund by providing written notice to MSTG Solutions, Inc. within three [3] business days after the date of the transaction. To cancel the transaction, mail or deliver a signed and dated copy of the Cancellation Notice or any other written notice, or send a telegram to MSTG Solutions, Inc., 3111 N. Tustin Street, Suite 280, Orange, CA 92865, no later than midnight of the third [3] business day. If a refund is requested after the third [3] business day, then MSTG Solutions, Inc. shall repurchase the Marketing Kit, provided that the Marketing Kit is returned to MSTG Solutions, Inc. in a usable and resalable condition. The repurchase shall be at a price of not less than 90% of MSTG Solutions, Inc.'s cost to provide the Marketing Kit to the Independent Representative.

3.7 Unauthorized Claims and Representations

3.7.1 Indemnification
An Independent Representative is fully responsible for all of his or her verbal and written statements made regarding the MSTG Solutions, Inc. facility, programming, products, services, and the Marketing and Compensation Plan, which are not expressly, contained in the current, official MSTG Solutions, Inc. materials. Independent Representatives agree to indemnify MSTG Solutions, inc. and hold it harmless from any and all liability including judgments, civil penalties, refunds, attorney fees, court costs or lost business incurred by MSTG Solutions, Inc. as a result of the Independent Representative's unauthorized representations.

3.7.2 Income Claims
In their enthusiasm to enroll prospective Independent Representatives, some Independent Representatives occasionally are tempted to make income claims or earnings representations in order to demonstrate the inherent power of network marketing. This is counterproductive because new

MSTG SOLUTIONS - POLICIES AND PROCEDURES


Independent Representatives may become disappointed very quickly if their results are not as extensive or as rapid as the results of others have achieved. At MSTG Solutions, Inc., we firmly believe that the MSTG Solutions, Inc. income potential is great enough to be highly attractive, without reporting the earnings of others. Moreover, the Federal Trade Commission and several states have laws and regulations that govern or even prohibit certain types of income claims and testimonials made by personas engaged in network marketing. While Independent Representatives may believe it is beneficial to provide copies of checks, or to disclose the earnings of themselves or others, such approaches have legal consequences that can negatively impact MSTG Solutions, Inc., as well as the Independent Representative making the claim unless appropriate disclosures required by law are also made contemporaneously with the income claim or earnings representation. Because MSTG Solutions, Inc. Independent Representatives do not have the data necessary to comply with the legal requirements for making income claims, an Independent Representative, when presenting or discussing the MSTG Solutions, Inc. opportunity, Marketing and Compensation Plan to a prospective Independent Representative or customer, may not make income projections and income claims.

3.8 Conflicts of Interest

3.8.1 Unauthorized Recruiting and Sales
In order to avoid conflicts of interest and loyalties, MSTG Solutions, Inc. Independent Representatives may not participate in other direct selling, network marketing or multi-level marketing ventures (collectively "multi-level marketing"), which directly or indirectly conflict with the type of products and services promoted by MSTG Solutions, Inc.

3.8.2 Non-Solicitation of MSTG Solutions, Inc. Independent Representatives and Customers.
For a period of nine months after the cancellation (cancellation may be either voluntary, involuntary, through non-renewal or inactivity) of an individual or entity's Independent Representative Agreement, the ex-Independent Representative shall not, directly or through a third party, solicit any MSTG Solutions, Inc. Independent Representative or Customer for any direct sales, network marketing or multi-level marketing program or opportunity. This provision shall survive the termination or cancellation of the Independent Representative's Agreement. If the solicitation of the Independent Representative or Customer is performed by a third party outside of the Independent Representative Agreement, MSTG
Solutions, Inc. will undertake any and all legal actions necessary to be compensated for the irreparable harm caused by the unauthorized solicitation.

3.8.3 Genealogies and Downline Activity Reports
All genealogies and downline activity reports are confidential and constitute proprietary business trade secrets belonging to MSTG Solutions, Inc. Genealogies and Downline Activity Reports are provided to active Independent Representatives only in the strictest confidence and are made available to Independent Representatives for the sole purpose of assisting Independent Representatives and their respective downline organizations in the development of their MSTG Solutions, Inc. business. Independent Representatives should use these reports to manage, motivate and train their downline Independent Representatives. The Independent Representatives and MSTG Solutions, Inc. agree that, but for this Agreement of confidentiality and non-disclosure, MSTG Solutions, Inc. would not provide Genealogies and Downline Activity Reports to the Independent Representatives. During any term of the Independent Representative and for a period of nine months after the termination or expiration of the Independent Representative Agreement between the Independent Representative and MSTG Solutions, Inc., for any reason whatsoever, the Independent Representative shall not, on his or her own behalf, or on behalf of any other person, partnership, association, corporation or other entity:

     o Directly or indirectly disclose any information contained in any Genealogy or Downline Activity Report to any third party.

     o Use the information to compete with MSTG Solutions, Inc., or for any purpose other than promoting his or her MSTG Solutions, Inc. business.

     o Recruit or solicit any Independent Representative or Customer of MSTG Solutions, Inc. listed on any report or in any manner attempt to influence or induce any Independent Representative or Customer of MSTG Solutions, Inc. to alter their business relationship with MSTG Solutions, Inc. Use or disclose to any person, partnership, association, corporation or

MSTG SOLUTIONS - POLICIES AND PROCEDURES


          other entity any information contained in any Genealogy or Downline Activity Report. Conflict of Interest provisions shall survive the cancellation or termination of this Agreement. Upon demand by the Company, any current or former Independent Representative will return the original and all copies of Genealogies or Downline Activity Reports to the Company, representing that any and all copies have been returned.

3.9 Corporations, Partnerships and Trusts

A corporation, partnership or business trust may apply to be a MSTG Solutions, Inc. Independent Representative by submitting its Certificate of Incorporation, Partnership Agreement or Trust documents (these documents are collectively referred to as the "Entity Documents") to MSTG Solutions, Inc., along with a properly completed corporation, partnership, trust or DBA form, along with an Independent Representative Form containing the Agreement. A MSTG Solutions, Inc. business may change its status under the same sponsor from an individual to a partnership, corporation or trust, or form one type of Entity to another. To do so, the Independent Representatives must provide the documents. The corporation, partnership, trust or DBA form must be signed by all of the shareholders, partners or trustees. Members of the Corporation, Limited-Liability Company, Trust or DBA are jointly and severally liable for any indebtedness or other obligation to MSTG Solutions, Inc. It is the responsibility of those persons involved in the Entity to conform to the laws of the state in which their Entity is formed.

3.10 Cross-Group Sponsoring

"Cross-Group Sponsoring" is defined as the enrollment of an individual or Entity that already has a current Customer or Independent Representative Agreement on file with MSTG Solutions, Inc., or who has had such an agreement within the preceding three calendar months, within a different line of sponsorship. Actual or attempted cross-group sponsoring is strictly prohibited. The use of a spouse or relative's name, trade names, DBAs, assumed names, corporations, partnerships, trusts, Federal Tax Identification Numbers, or fictitious
Identification numbers to circumvent this policy is prohibited. An Independent Representatives may not demean, discredit or invalidate other MSTG Solutions, Inc. Independent Representatives in an attempt to entice another Independent Representatives to become part of the first Independent Representative's marketing organization. This policy shall not prohibit the change of an MSTG Solutions, Inc. business in accordance with Section 3.20.

3.11 Errors or Questions

In the event an Independent Representative has questions about, or believes any errors have been made, regarding commissions, bonuses, downline activity reports, automatic drafts or charges, the Independent Representatives must notify MSTG Solutions, Inc. within 30 days of the date of the purported error or incident in question. MSTG Solutions, Inc. will not be responsible for any errors, omissions or problems not reported within 30 days.

3.12 Governmental Approval or Endorsement

Neither Federal, State, nor Local regulatory agencies or officials approve or endorse any direct selling or network marketing companies or programs. Therefore, Independent Representatives shall not represent or imply that MSTG Solutions, Inc. or its Marketing and Compensation Plan have been "approved," "endorsed" or otherwise sanctioned by any government agency.

3.13 Holding Applications or Orders

Independent Representatives must not manipulate enrollments or new applicants and purchases of products. All Independent Representative Forms and Agreements, and product orders must be sent to MSTG Solutions, Inc. within 24 hours from the time they are executed.

3.14 Identification

All Independent Representatives are required to provide their Social Security Number, Social Insurance Number or a Federal Taxpayer Identification Number to MSTG Solutions, Inc. on the Independent Representative Form and Agreement. Upon enrollment, MSTG Solutions, Inc. will provide the Independent Representative a unique identification number by which he or she will be identified. This number will be used to track commissions and bonuses.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


3.15 Income Taxes

Every year, MSTG Solutions, Inc. will provide the IRS From 1099-MISC (non-employee compensation) earnings statement to each United States resident who had earnings of over $600.00 in the previous calendar year. Each Independent Representative is responsible for paying local, state and federal taxes on any income received as an Independent Representative.

3.16 Independent Contractor Status

Independent Representatives are contractors and are not purchasers of a franchise or a business opportunity. The agreement between MSTG Solutions, Inc. and its Independent Representatives does not create an employer-employee relationship, agency, partnership or joint venture between MSTG Solutions, Inc. and the Independent Representative. Independent Representatives shall not be treated as an employee for his or her services or for Federal, State or
Provincial tax purposes. All Independent Representatives are responsible for paying local, state and federal taxes due from all compensation earned as an Independent Representative of MSTG Solutions, Inc. The Independent Representative has no authority (expressed or implied) to bind the company to any obligation. Each Independent Representative is encouraged to establish his or her own goals, hours and methods of sale, so long as he or she complies with the terms of the Independent Representative Agreement, these Policies and Procedures and applicable laws.

3.17 International Marketing

Independent   Representatives  are  authorized  to  sell  MSTG  Solutions,  Inc.
programming, products, services and enroll customers or Independent Representatives in other countries in which MSTG Solutions, Inc. is authorized to conduct business, as announced from time to time in official company literature. MSTG Solutions, Inc. products cannot be shipped into or sold in any foreign country for the purpose of resale. No Independent Representative may sell, give, change, import, export or distribute MSTG Solutions, Inc. products or sales aids in any unauthorized country. In addition, no Independent Representative may, in any unauthorized country:

     o    Conduct sales, enrollment or training meetings.

     o Enroll or attempt to enroll potential customers of Independent Representatives.

     o Conduct any other activity for the purpose of selling MSTG Solutions, Inc. programming products, establishing a marketing organization or promoting the MSTG Solutions, Inc. opportunity.

3.18 Laws and Ordinances

3.18.1 Compliance with Federal, State and Local Laws
Independent Representatives shall comply with all federal, state and local laws and regulations in the conduct of their businesses. The violation or attempted violation of any such law or regulation, or fraudulent or deceptive conduct, shall be grounds for disciplinary action by MSTG Solutions, Inc.

3.19 Minors

A minor is a person who is not of legal age (as recognized by the state in which they reside) to enter into a legal and binding contract.

3.20 One MSTG Solutions, Inc. Business

An Independent Representative may operate or have ownership interest, legal or equitable, in only one MSTG Solutions, Inc. business. No individual may have, operate or receive compensation from more than one MSTG Solutions, Inc. business. Individuals of the same family unit may enter into or have an interest in more than one Independent Representative Agreement. A "family unit" is defined as spouses and dependent children living at, or doing business at, the same address. The Independent Representative Agreement is voidable by MSTG Solutions, Inc. if the Independent Representative or the family unit to which the Independent Representative belongs has previously signed on the Independent Representative Agreement, unless the prior agreement expired or was terminated at least six calendar months prior thereto, or the Agreement represents one of the exceptions below.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


3.20.1 One Sponsorship per Household
An exception to the one business per Independent Representative rule pertains to married couples, who may maintain separate Independent Representative status. This exception only applies when one spouse is the direct sponsor of the other. Both parties must complete an Independent Representative Agreement and are bound to the Policies and Procedures, as would any Independent Representative.

3.20.2 When Independent Representatives Marry
Three possibilities exist regarding an MSTG Solutions, Inc. business when two Independent Representatives marry. Because of the marriage, the three-month waiting period may be waived with upline approval. The possibilities include:

     o    They may maintain their current Independent Representative status.

     o One spouse may terminate or sell his or her MSTG Solutions, Inc. business and become a co-applicant with the other.

     o    One  spouse  can  terminate  or sell his or her MSTG  Solutions,  Inc.
          business.

3.20.3 Actions of Household Members or Affiliated Individuals
If any member of an Independent Representative's immediate household engages in any activity which, if performed by the Independent Representative, would violate the Agreement; such activity will be deemed as a violation by the Independent Representative and MSTG Solutions, Inc. may take disciplinary action pursuant to the Statement of Policies against the Independent Representative. Similarly, if any individual associated in any way with a corporation, partnership, trust or other entity (collectively "affiliated individual") violates the Agreement, such action(s) will be deemed a violation by the Entity, and MSTG Solutions, Inc. may take disciplinary action against the Entity.

3.21 Request for Records

Any request from an Independent Representative for copies of invoices or other records will require a minimum fee of $12. Requests for printed genealogies will require a fee of three [3] cents per line and with a minimum cost of $12 plus postage. These fees cover the expense of mailing and time required to research files and make copies of the records. Distribution by any service other than regular first-class mail will be at an additional charge. All fees must be paid by credit card in advance of shipping upon request of service.

3.22 Sale, Change or Assignment of a MSTG Solutions, Inc. Business

Although a MSTG Solutions, inc. business is privately owned, independently-operated business, the sale, or change of assignment to MSTG Solutions, Inc. business is subject to certain limitations on the change of the business. If an Independent Representative wishes to sell his or her MSTG Solutions, Inc. business, the following criteria must be met:

     o Protection of the existing line of sponsorship must always be maintained so that the MSTG Solutions, Inc. business continues to be operated in that line of sponsorship.

     o The buyer or change must not be a current Independent Representative. If the buyer is an active MSTG Solutions, Inc., he or she must first terminate his or her MSTG Solutions, Inc. business and remain inactive for three [3] full calendar months before becoming eligible for a purchase, change, assignment or acquisition of any interest in the MSTG Solutions, Inc. business.

     o Before the sale change or assignment can be finalized and approved by MSTG Solutions, Inc., any debt obligations the selling Independent Representative has with MSTG Solutions, Inc. must be satisfied. MSTG Solutions reserves the right to have the purchase funds placed in a MSTG Solutions, Inc. escrow account for 90 days before the funds can be released to the seller.

     o The selling Independent Representative must be in good standing and not in violation of any of the terms of the Independent Representative Agreement or these Policies and Procedures, or of the Advertising Rules and Regulations in order to be eligible to sell, change or assign a MSTG Solutions, Inc. business.

     o Before approval, MSTG Solutions, Inc. requires that all documents of sale or change first be signed and notarized by all interested parties of the sale, change or assignment, and then submitted to MSTG Solutions, Inc. for review and approval. The Buyer must submit a new

MSTG SOLUTIONS - POLICIES AND PROCEDURES


          MSTG Solutions, Inc. Independent Representative Form and Agreement. A non-refundable fee of $50.00 for administrative charges and data processing must be submitted.

     o If it is determined in MSTG Solutions, Inc.'s sole discretion that the Independent Representative Entity was changed in an effort to circumvent compliance with the Agreement, the Policies and Procedures or the Compensation Plan, the change shall be declared null and void, and the Independent Representative Entity shall revert to the changing Independent Representative, who shall be treated as if the change had never occurred from the reversion day forward. If necessary, and in MSTG Solutions, Inc.'s sole discretion, appropriate action, including termination, may be taken against the changing Independent Representative to ensure compliance with the Independent
          Representative Agreement, the Policies and Procedures, Advertising Rules and Regulations.

3.23 Separation or Termination of an MSTG Solutions, Inc. Business

MSTG Solutions, Inc. Independent Representatives sometimes operate their MSTG Solutions, Inc. businesses as husband-wife partnerships, regular partnerships, corporations or trusts. At such time, as a marriage my end in divorce or a corporation, partnership or trust (the latter three are collectively referred to herein as "Entities") may dissolve, arrangements must be made to assure that any separation or division of the business is accomplished so as not to adversely affect the interest and income of other Independent Representatives up or down the line of sponsorship. If the separating parties fail to provide for the best interests of other Independent Representatives and MSTG Solutions, Inc., MSTG Solutions, Inc. will involuntarily terminate the Independent Representative Agreement. During a pending divorce or Entity dissolutions, the parties must adopt one of the following methods of operation:

     o One of the parties may, with consent of the other(s), operate the MSTG Solutions, Inc. business pursuant to an assignment in writing whereby the relinquishing spouse, shareholders, partners or trustees authorize MSTG Solutions, Inc. to deal directly and solely with the other spouse or non-relinquishing shareholder partner or trustee.

     o The parties may continue to operate the MSTG Solutions, Inc. business jointly on a "business-as-usual" basis, whereupon all compensation paid by MSTG Solutions, Inc. will be paid in the joint names of the Independent Representative or in the name of the entity to be divided as the parties independently agree between themselves.

Under no circumstances will the downline organization of divorcing spouses or that of a MSTG Solutions, Inc. business formerly operated by two or more individuals as any form of entity, be divided. Similarly, under no circumstances will MSTG Solutions, Inc. split commission and bonus checks between divorcing spouses or members of dissolving Entities. MSTG Solutions, Inc. will recognize only one downline organization and will issue only one commission check per MSTG Solutions, Inc. business per commission cycle. Commission checks always shall be issued to the same individual or Entity. In the event that parties to a divorce or dissolution proceeding are unable to resolve a dispute over the disposition of commissions and ownership of the business, the Independent Representative Agreement shall be involuntarily canceled. If a former spouse or a former Entity owner has completely relinquished all rights in his or her original MSTG Solutions, Inc. business, they are thereafter free to enroll under any sponsor of their choosing, so long as they meet the waiting period requirements. In such case, however, such former spouse or partner shall have no rights to any Independent Representative in his or her former organization or to any former customer. They must develop the new business in the same manner, as would any other new Independent Representative.

3.24 Sponsoring

All active Independent Representatives in good standing have the right to sponsor and enroll others in MSTG Solutions, Inc. Each prospective customer or Independent Representative has the ultimate right to choose his or her own sponsor. If two Independent Representatives claim to be the sponsor or the same Independent Representative or customer, MSTG Solutions, Inc. shall regard the first application received as controlling. Basic tenets of common sense and consideration should govern.

3.25 Succession

Upon the death of an Independent Representative, his or her business may be passed to his or her heirs. Appropriate legal documentation must be submitted to MSTG Solutions, Inc. to ensure the

MSTG SOLUTIONS - POLICIES AND PROCEDURES


change meets its requirements. If the heir so chooses, he or she may sell, change or assign the MSTG Solutions, Inc. Independent Representative Agreement.

3.25.1 Change Upon Incapacitation of an Independent Representative
To effect a change of a MSTG Solutions, Inc. business because of incapacity, the
successor   must  provide  the  following  to  MSTG   Solutions,   Inc.:   legal
documentation sufficient to establish the guardianship, trustee, etc.

3.26 Telemarketing Techniques

The use of any automated telephone solicitation equipment or "boiler-room" telemarketing operations in connection with the marketing or promotion of MSTG Solutions, Inc., its products or the opportunity is strictly prohibited.

3.27 Internet Protocol - Electronic Mail

MSTG Solutions, Inc. encourages the use of electronic mail ("e-mail") in communicating within your organization. However, any general solicitations to prospects by sending unsolicited e-mail messages to e-mail addresses otherwise known as "spamming" or "blasting" is strictly prohibited by MSTG Solutions, Inc. and will subject the Independent Representative to disciplinary action or termination.

SECTION 4 - RESPONSIBILITIES OF INDEPENDENT REPRESENTATIVES

4.1 Change of Address or Telephone

Independent Representatives planning to move should send their new address and telephone to MSTG Solutions, Inc.'s corporate offices to the attention of the Customer Service Department. The Independent Representative shall give at least 30 days advance notice, in writing or by e-mail, of a change of address. Failure to follow the above procedure in a timely manner releases MSTG Solutions, Inc. from all liability with regard to misapplication of funds.

4.2 Continuing Development Obligations

4.2.1 Ongoing Training
Any Independent Representative who sponsors another Independent Representative into MSTG Solutions, Inc. must perform a bona fide supervisory function to ensure that his or her downline is properly operating the business in accordance with MSTG Solutions, Inc.'s Policies and Procedures and the Agreement. Independent Representatives must have ongoing contact, communication and management supervision with the Independent Representatives in their downline organizations. Examples of such contact and supervision may include, but are not limited to: newsletters, written correspondence, personal meetings, telephone contact, voicemail, electronic mail, and the accompaniment of downline Independent Representatives to MSTG Solutions, Inc. meetings, training sessions and other functions. Upline Independent Representatives are also responsible to motivate and train new Independent Representatives in MSTG Solutions, Inc.
product knowledge, effective sales techniques, the MSTG Solutions, Inc. Marketing and Compensation Plan, Advertising Rules and Regulations and these Policies and Procedures. Independent Representatives must monitor the Independent Representatives in their downline organizations to ensure that downline Independent Representatives do not make improper product or business claims, or engage in any illegal or inappropriate conduct. Upon request, every Independent Representative should be able to provide documented evidence to MSTG Solutions, Inc. of his or her ongoing fulfillment of the responsibilities of a sponsor.

4.2.2 Ongoing Sale Responsibilities
Regardless of their level of achievement, Independent Representatives have an ongoing obligation to continue to personally promote sales through the generation of new customers/licensees and through servicing their existing Customers.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


4.3 No Disparagement

In setting the proper example for their downline, Independent Representatives must not disparage MSTG Solutions, Inc. Independent Representatives, MSTG Solutions, Inc. products and services, MSTG Solutions, Inc.'s facility, The Marketing and Compensation Plan or the company's address.

4.4 Reporting Policy Violations

Independent Representatives observing a Policy violation by another Independent Representative should bring the violation directly to the attention of the MSTG Solutions, Inc. Compliance Department. Details of the incidents such as dates, number of occurrences, persons involved, and any supporting documentation should be included in a written report to the MSTG Solutions, Inc..

4.5 - Reviewing Policies and Procedures with Applicants

Independent Representatives must review the most current version of the Policies and Procedures with individuals whom they are enrolling or sponsoring to become Independent Representatives before the applicant signs an Independent Representative Agreement.

SECTION 5 - BONUSES AND COMMISSIONS

5.1 - Bonus and Commission Qualifications

An Independent Representative must be active and in compliance with the Agreement to qualify for bonuses and commissions. So long as an IR complies with the terms of the Agreement, MSTG Solutions, Inc. shall pay commissions to such Independent Representatives in accordance with the MSTG Solutions, Inc. Marketing and Compensation Plan.

5.2 - Adjustment to Bonuses and Commissions

Independent Representatives receive bonuses and commissions based on the actual sales of products and services to end consumers. When a product or service is canceled or a request for a refund is made or is repurchased by the MSTG Solutions, Inc., the bonuses and commissions attributable to the returned or repurchased product(s) or services will be deducted in the month in which the refund is given, and will continue every pay period thereafter until the commission is recovered from the Independent Representative who received bonuses and commissions on the sale of the refunded product(s) and/or services. If necessary, the Independent Representative will be billed the amount of the adjustment until the account is cleared. A $10 processing fee will be charged for each statement issued.

5.3 - Unclaimed Commissions and Credits

Independent Representatives must deposit or cash commission and bonus checks within ninety (90) days from their date of issuance. A check that remains un-cashed after such period will be voided.

SECTION 6 - SALES REQUIREMENTS

6.1 - Sale of Business-Related Products and Services.

The MSTG Solutions, Inc. Marketing and Compensation Plan is based upon the sale of business-related products and services to end consumers. The Independent Representative must fulfill specified personnel and downline organization retail sale requirements (as well as most other responsibilities set forth in the Agreement) to be eligible for bonus, commissions, and advancement to higher levels of achievement. The following sales requirements must be satisfied for the Independent Representative to be eligible for commissions:

     o Satisfy the requirements as stated in the MSTG SOLUTIONS Marketing and Compensation Plan.

     o Independent Representatives must develop or maintain the prescribed Customers every month. These Customers can be Customer/Licensees who maintain their business related products and services with the payment of a technical support. Each month that a customer pays technical support and or other ongoing fees, is considered a customer for that month.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


SECTION 7 - INACTIVITY AND CANCELLATION

7.1 - Effect of Cancellation

So long as Independent Representative remains active and complies with the terms of the MSTG Solutions, Inc. Agreement, these Policies and Procedures, and Advertising Rules and Regulations, MSTG Solutions, Inc. shall pay commissions to such Independent Representatives in accordance with the MSTG Solutions, Inc.'s Marketing and Compensation Plan. Following an Independent Representative's non-renewal of his or her Independent Representative Agreement, or voluntary or involuntary cancellation of his or her Independent Representative Agreement (all of these methods are collectively referred to as "cancellation"), the former Independent Representative shall have no right, title, claim or interest to the marketing organization which he or she operated, or any commission or bonus from the sales generated by the organization. Following an Independent Representative's cancellation of his or her Independent Representative Agreement, the former Independent Representative shall not hold himself or herself out as a MSTG Solutions, Inc. Independent Representative and shall not have the right to sell MSTG SOLUTIONS products or services. An Independent Representative whose Independent Representative Agreement is canceled shall receive commissions and bonuses only for the last full pay period he or she worked prior to cancellation (less any amounts withheld during an investigation preceding an involuntary cancellation). MSTG Solutions, Inc. shall have the right of set off for any amounts owed to MSTG Solutions, Inc.

7.2 - Inactive Status

It is the Independent Representative's responsibility to lead his or her marketing organization with the proper example in personal production of sales to end consumers. Without this proper example and leadership, the Independent Representative will lose his or her right to receive commissions from sales generated through his or her marketing organization. If an Independent Representative is also a MSTG Solutions, Inc. customer, and has not fulfilled his or her customer sales requirements for a period of three consecutive calendar months, his or her Independent Representative Agreement shall be deemed inactive. This change of status will become effective on the day following the last day of the third month of inactivity. MSTG Solutions, Inc. will not be required to provide written confirmation of the change of status.

7.3 - Involuntary Cancellation

An Independent Representative's violation of any of the terms of the Agreement, including any amendments that may be made by MSTG Solutions, Inc. at its sole discretion, may result in any of the sanctions listed in Section 8, including the involuntary cancellation of his or her Independent Representative Agreement. Cancellation shall be effective on the date on which written notice is mailed and return receipt requested, to the Independent Representative's last known address, or when the Independent Representative receives actual notice of cancellation, whichever occurs first.

7.4 - Voluntary cancellation

An Independent Representative may voluntarily cancel his or her Independent Representative agreement at any time and for any reason by providing written notice to MSTG Solutions, Inc., indicating his or her desire to discontinue his or her MSTG Solutions, Inc. business. The written notice must include the Independent Representative's signature, printed name, address and MSTG Solutions, Inc. Independent Representative Identification Number. All notices must be mailed (preferably certified), and faxed cancellations or terminations will not be accepted. Thirty-day notice is required for all cancellations or terminations of products and services to be effective.

SECTION 8 - DISPUTE RESOLUTION AND DISCIPLINARY PROCEEDINGS

8.1 - Disciplinary Sanctions

Violation of the Agreement, these Policies and Procedures, or any illegal, fraudulent, deceptive or unethical business conduct by an IR may result, at MSTG Solutions, Inc. discretion, in one or more of the following corrective measures:

     o    Issuance of a written warning.

     o    Loss of rights to one bonus and commission check.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


     o Adjustment of any marketing organization, including the movement of all or part of the marketing organization to another Independent Representative.

     o Involuntary cancellation of the offender's Independent Representative Agreement.

     o Requiring the Independent Representative to take immediate corrective measures.

     o Any other measure expressly allowed within any provision of the Agreement.

     o Any other measure which MSTG Solutions, Inc. deems practicable to implement and appropriate to equitable resolve injuries caused partially or exclusively by the Independent Representative's policy violation or contractual breach.

     o Suspension of the individual's Independent Representative Agreement for one or more pay periods.

     o MSTG Solutions, Inc. may withhold from an Independent Representative all or part of the Independent Representative's bonuses and commissions during the period that MSTG Solutions, Inc. is investigating any conduct allegedly in violation of the Agreement. If an Independent Representative's business is canceled for disciplinary reasons, the Independent Representative will not be entitled to recover any commissions withheld during the investigation period.

     o In situations deemed appropriate by MSTG Solutions, Inc., the Company may institute legal proceeding for monetary and/or equitable relief.

8.2 - Grievances and Complaints

When an Independent Representative has a grievance or complaint with another Independent Representative regarding any practice or conduct in relationship to their respective MSTG Solutions, Inc. businesses, the complaining Independent Representative should first report the problem to his or her immediate upline who should review the matter and try to resolve it with the other party's upline. If the matter cannot be resolved, it must be reported in writing to the Compliance Department at the Company. The Compliance Department will review the facts and attempt to resolve the problem.

8.3 - Compliance Hearing Board

The Board of directors of the Company have appointed a Compliance Hearing Board consisting of one Independent Representative, one Company employee and an outside Consultant, whose position may be substituted from time to time depending on the claim or claims made by Company's special regulatory attorney. The Company's employee and IR on the Compliance Hearing Board will make the determination when it is necessary to substitute the special regulatory attorney on the three-person Compliance Hearing Board. The purpose of convening the Compliance Hearing Board is to:

     o    Review appeals of disciplinary sanctions.

     o    Review   matters    between   MSTG   Solutions,    Inc.    Independent
          Representatives.

After the response or settlement instituted by Compliance has been denied or otherwise remains unresolved the Compliance Hearing Board reviews evidence, deliberates and responds to current exceptional issues on a collective basis. An IR may submit a written request for a telephone or in-person hearing for an appeal within seven business days from the date of:

     o    The written notice by MSTG Solutions, Inc. of disciplinary action

     o    The  written  decision  of  Compliance   regarding   disputes  between
          Independent Representatives.

All communication with MSTG Solutions, Inc. and the Independent Representative seeking resolution of a dispute must be in writing and directly with the Compliance Department. It is within the Compliance Hearing Board's discretion whether a claim is accepted for review. If the Compliance Hearing Board agrees to review the matter, it shall schedule a hearing within 10 days of receipt of the Independent Representative's written request. All evidence (e.g., documents, exhibits, etc.) that an IR desires to have considered by the Compliance Hearing Board must be submitted to MSTG Solutions, Inc. no later than seven [7] business days before the date of the hearing. The Independent Representative shall bear all of the expenses related to his or her attendance and the attendance of any witnesses he or she desires to be present at the hearing. The decision of the Compliance Hearing Board will be final and subject to no further review. During the pending of the claim before the Compliance Hearing Board, the Independent Representative waives his or her right to pursue arbitration or any other remedy.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


8.3.1 - Appeals of Involuntary Cancellations
Following an involuntary cancellation, the canceled Independent Representative may appeal the cancellation to the Compliance Hearing Board ("CHB"). Independent Representatives' appeals must be in writing and received by the Company within thirty (30) days of the date of MSTG Solutions, Inc.'s cancellation notice. If MSTG Solutions, inc. does not receive the appeal within the 30- day period, the cancellation will be automatically and irrevocably deemed final. The Independent Representative must submit all supporting documentation with his or her appeal correspondence. The written appeal will be reviewed by the CHB. If the Independent Representative files a timely appeal of cancellation, the CHB will reconsider the cancellation, and notify the Independent Representative, in writing, of its decision.

8.4 - Arbitration

Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If an Independent Representative files a claim or counterclaim against MSTG Solutions, Inc., he or she may do so only on an individual basis and not with any other Independent Representative, or as part of a class or consolidated action. Independent Representatives waive all rights to trial by jury or to any court. All arbitration proceedings shall be held in Orange County, California. There shall be one arbitrator, an attorney at law, who shall have expertise in business law transactions with a strong preference being an attorney knowledgeable in the direct selling industry, selected from the panel, which the American Arbitration Panel provides. Each party to the arbitration shall be responsible for its own costs and expenses of arbitration, including legal and filing fees. The decision of the arbitrator shall be final and binding on the parties and may, if necessary, be reduced to a judgment in any court of competent jurisdiction. This agreement to arbitration shall survive any termination or expiration of the agreement. Nothing in the Policies and Procedures shall prevent MSTG Solutions, Inc. from applying to and obtaining from any court having jurisdiction a writ of attachment, a temporary injunction, preliminary injunction, permanent injunction, or other relief available to safeguard and protect MSTG Solutions, Inc.'s interest prior to, during or following the filing of any arbitration or other proceeding or pending the rendition of a decision or award in connection with any arbitration or other proceeding.

8.5 - Governing Law, Jurisdiction and Venue

Jurisdiction and venue of any matter not subject to arbitration shall reside in Orange County, State of California. The law of the State of California shall govern all disputes arising from the Agreement.

SECTION 9 - GLOSSARY OF TERMS

ACTIVE INDEPENDENT REPRESENTATIVE - An Independent Representative who satisfies the minimum Personal Sales Volume requirements, as set forth in the MSTG Solutions, Inc. Marketing and Compensation Plan, to ensure that an Independent Representative Agreement remains in force.

ACTIVE RANK - The term "active rank" refers to the current rank of an Independent Representative, as determined by the MSTG Solutions, Inc. Marketing and Compensation Plan, for any calendar month or volume period. To be considered "active" relative to a particular rank, an Independent Representative must meet the criteria set forth in the MSTG Solutions, Inc. Marketing and Compensation Plan for his or her respective rank. (See definition of "Rank" below.)

AGREEMENT - The contract between the Company and each Independent Representative includes the Independent Representative Application and Independent Representative Agreement, the MSTG Solutions, Inc. Policies and Procedures, the MSTG Solutions, Inc. Marketing and Compensation Plan, and the MSTG Solutions, Inc. Advertising Rules and Regulations. These documents collectively are referred to as the "Agreement".

BONUS VOLUME (BV) - The commissionable value of products and services sold by an Independent Representative in a calendar month.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


COMMISSIONABLE PRODUCTS/SERVICES - All MSTG Solutions, Inc. products and services in which commissions and bonuses are paid. Neither Independent Representative Kits nor sales aids are considered commissionable products.

COMPANY - The term "Company" as it is used throughout the Agreement means MSTG Solutions, Inc..

COMPRESSION - The term that defines the process of finding the correct number of qualified levels for the bonus calculations. "Dynamic compression" refers to the process of rolling volume upline to find the maximum number of qualified, active Independent Representatives for commission payout.

CUSTOMER/LICENSEE - When the term "Customer" or "Licensee" is used in these Policies and Procedures or other MSTG Solutions, Inc. literature, it refers to a direct Customer. For purposes of this agreement, a person who has purchased a website, business related services and or products is a direct retail customer. If a Customer subsequently decides to become an Independent Representative, he or she must then properly complete an Independent Representative Agreement.

DOWNLINE - See "Marketing Organization" below.

DOWNLINE ACTIVITY REPORT - A monthly report generated by MSTG Solutions, Inc. that is issued with the Independent Representative's commission and provides critical data relating to the identities of Independent Representative's, sales information and enrollment activity of each Independent Representative's marketing organization. This report contains trade secret information, which is confidential and remains proprietary to MSTG Solutions, Inc.

DOWNLINE LEG - Each one of the individuals enrolled immediately underneath you and their respective marketing organizations represents on "leg" in your marketing organization.

IMMEDIATE HOUSEHOLD - Heads of household and dependent family members residing in the same house.

INDEPENDENT CONTRACTOR - Any Independent Representative who sells MSTG Solutions, Inc. products and services in accordance with the Marketing and Compensation Plan and according to his or her own methods and abilities, and who is subject to the Company's control only as to the MSTG Solutions, Inc. Policies and Procedures, Independent Representative Agreement, Compensation Plan and the Advertising Rules and Regulations.

Independent Representative - Any person who has submitted a completed a MSTG Solutions, Inc. Independent Representative Agreement, has been accepted by MSTG Solutions, Inc. and is authorized to sell services and to receive compensation in accordance with the requirements of the Marketing and Compensation Plan. An Independent Representative's relationship to MSTG Solutions, Inc. is governed by the Independent Representative Agreement, which is a fully enforceable contract. An Independent Representative is a fully Independent Contractor.

INVOLUNTARY CANCELLATION - The termination of an Independent Representative's Agreement and MSTG Solutions, Inc. business that is initiated by MSTG Solutions, Inc.

LEVEL - The layers of downline Independent Representatives in a particular Independent Representative's marketing organization. This term refers to the relationship of an Independent Representative relative to a particular upline Independent Representative, determined by the number of Independent Representatives between them who are related by sponsorship. For example: if A sponsors B, who sponsors C who sponsors D, then D is on A's third level.

MARKETING ORGANIZATION -- All levels of Independent Representatives below a particular Independent Representative.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


OFFICIAL MSTG SOLUTIONS, INC. MATERIAL - Literature, audio or videotapes and other materials developed, printed, published or distributed by MSTG Solutions, Inc. to Independent Representatives or to prospective customers.

OVERRIDE - Compensation paid by MSTG Solutions, Inc. to a qualified, active Independent Representative , based upon the sales of websites, and business related services and products generated by that Independent Representative's personal sales organization, as set forth in the MSTG Solutions, Inc. Marketing and Compensation Plan.

PERSONAL   SPONSOR  -  This  is  the  person  who   actually   signs  up  a  new
representative. The personal sponsor has the option of placing the new representative in their first level or anywhere within their seven level organizations.

PLACEMENT SPONSOR - This is the person who is the actual upline of a new representative, who was placed by the personal sponsor, somewhere within their seven level organizations. POLICIES AND PROCEDURES - The Independent Representative Agreement, Policies and Procedures, Marketing and Compensation Plan, and Advertising Rules Regulations.***

RANK - The "title" that an Independent Representative has achieved pursuant to the MSTG Solutions, Inc. Marketing and Compensation Plan.

MSTG   SOLUTIONS,   INC.   BUSINESS   -  The  sale  of  MSTG   Solutions,   Inc.
business-related products and services to the general public and the supervision and training of a retail sales organization.

QUALIFIED - All Independent Representatives must be "active" to be paid on levels 0 thru 7. The Independent Representative that has met the qualifications required for their ranking position as detailed in this agreement and in the Marketing and Compensation Plan, and who is in good standing will be active for the next bonus period.

SALES AID - Any material used in the merchandising of products to recruit prospective Independent Representatives, which makes reference to MSTG Solutions, Inc., its affiliated companies, the products, the MSTG Solutions, Inc. Marketing Compensation Plan, Advertising Rules and Regulations, or the MSTG Solutions, Inc. trade names or the MSTG Solutions, Inc. logo.

SPONSOR - An Independent Representative who causes another individual to become a MSTG Solutions, Inc. Independent Representative and is listed as the Sponsor on the Independent Representative Application and Agreement. The act of introducing others to MSTG Solutions, Inc. and assisting them to become Independent Representatives is called "sponsoring". The act of selling business products and/or services to a Customer is the direct sale of the product and/or service.

UPLINE - This  term  refers to the  Independent  Representative  or  Independent
Representative above a particular Independent Representative in a sponsorship line up to the Company. Conversely stated, it is the line of sponsors that links any particular Independent Representative to the Company.

VOLUNTARY CANCELLATION - The termination of an Independent Representative instituted by the Independent Representative who elects to discontinue his or her affiliation with MSTG Solutions, Inc. for any reason other than a termination instituted by MSTG Solutions, Inc. for breach of contract, violation of the Policies and Procedures, or Advertising Rules and Regulations.

SECTION 10 - ADVERTISING POLICIES AND REGULATIONS

MSTG Solutions, Inc. provides Advertising and regulations herein for specific applications. If ever a question arises regarding any aspect of these rules, we strongly encourage you to call, e-mail or write to the corporate Compliance Department. Following these Advertising Rules and Regulations will ensure that the integrity of the company and its services are correctly represented. Any violation of the Advertising Rules and Regulations may subject the Independent Representative to suspension or termination.

MSTG SOLUTIONS - POLICIES AND PROCEDURES


     o Independent Contractors - You are an Independent Representative, hereinafter referred to as Independent Representative, and all incomes are a result of personal effort. Hard work is necessary to succeed! Any and all advertisement(s) shall not in any way imply an employment opportunity. Independent Representatives are Independent Contractors and not employees or agents of MSTG Solutions.

     o Trade Names and Trademarks - It is not permissible to use MSTG Solutions, Inc. trademark, trade name, logo, or any facsimiles thereof in any advertising. A trade name is a business name, or a product name, which MSTG Solutions, Inc. has the exclusive legal right to use, unless licensed for use and under prescribed conditions, approved in advance by MSTG Solutions, Inc.

     o    Printed Material Used For Business Identification - Only the following
          information   may  be  included  on  your  business   cards,   titles,
          stationary, letterhead, checkbooks, fax cover sheets, etc.:

          o The name MSTG Solutions, Inc. followed by the words "Independent Representative," " Independent Representative - Manager," "Independent Representative - Director," or "Independent Representative - Regional Vice President," if so entitled.

          o    Your name, address and telephone number.

          o Address - The MSTG Solutions, Inc. corporate headquarters address or the addresses of any MSTG Solutions, Inc. subsidiaries or strategic alliances partners of MSTG Solutions, Inc. may not be used in any of your printed or advertising material.

     o Printing Advertising - No Internet Advertising. Independent Representatives may not use terms such as "MSTG Solutions, Inc. Owner," "MSTG SOLUTIONS Franchise Owner," "Representative of MSTG SOLUTIONS .," etc. may not be printed on or attached to any MSTG Solutions, Inc. Independent Representative personal advertisement. In other words, you cannot imply that you are the Company or a corporate representative of the company as previously stated.

     o Commercials - The words "MSTG Solutions, Inc." may not be used in any media advertisements, whether in print, audio, or video, including, but not limited to, newspaper, magazines, radio and television without the specific written approval from corporate Compliance Department, in advance.

     o Trade Fairs, Fairs, Swap Meets, Open Air Markets, Conventions, etc. - In these similar situations (Independent Representatives may only) display (and demonstrate) or have on the premises MSTG Solutions, Inc. standard, authorized, pre-approved advertisements, signs, brochures, posters, products, flyers, journals, and banners.

     o Video and Audio Tapes - An Independent Representative may not display or mention the name, trademarks, or trade names, in any video or audio recording, including voice mail messages, made by, for, on behalf of, or at the direction of the same unless all copy (and any charges for the audio or video) is pre-approved, in writing, by MSTG Solutions, Inc. Any audio or video shall be used only for training or services.

     o Statements and Interviews to the Media - Only certain authorized officials of MSTG Solutions, Inc. are permitted to speak with or write to the press or other media for or on behalf of MSTG Solutions, Inc. or any of its subsidiaries.

     o Sales Aides and/or Literature - No part of any MSTG Solutions, Inc. material, including but not limited to, the Independent Representative Training Kit, product flyers, brochures, posters, signs, journals, video or audio tapes, or sales promotion items, may be copied or otherwise duplicated.

     o    Franchise  or  Territories  -  No  Independent   Representative  shall
          represent or imply that there are exclusive franchises or territories available under the MSTG Solutions, Inc. Compensation Plan.

     o Television and Internet Advertising - NO advertising may be run or placed on television or the Internet unless the entire television or Internet advertisement is approved in writing in advance by MSTG Solutions, Inc. Notwithstanding any provision to the Policies and Procedures included herein, ANY UNAPPROVED TELEVISION OR INTERNET ADVERTISING WILL SUBJECT THE INDEPENDENT REPRESENTATIVE TO IMMEDIATE INVOLUNTARY TERMINATION WITH THE COMPANY. Lack of knowledge of the Advertising Rules and Regulations, or of this Section shall be no defense. The potential penalties that may be assessed against the

MSTG SOLUTIONS - POLICIES AND PROCEDURES


          Company for unauthorized television and Internet advertising are potentially so severe that the Company will not deviate from this involuntary termination policy.

     o Enforcement - In the event of the violation of the above Advertising Rules and Regulations, MSTG Solutions, Inc. reserves the right to involuntary terminate, or de-list the Independent Representative until the violation of these rules are corrected to MSTG Solutions, Inc.'s sole satisfaction. Nothing here shall preclude the Company from pursuing the violation of Independent Representatives for any and all damages sustained by the Company as a result of Independent Representative's violation.

SUMMARY OF POLICIES AND PROCEDURES

By signing the Independent Representative Agreement, the Independent Representative agrees to be bound by the Policies and Procedures of MSTG Solutions, Inc., including the Marketing and Compensation Plan and the Advertising Rules and Regulations (collectively referred to as "Agreement") and Procedures along with the Advertising Rules & Regulations, and the Marketing and Compensation Plan define the role of the Independent Representative with MSTG Solutions, Inc. The new Independent Representative is obligated to review the Policies and Procedures, and by the execution of the Agreement agrees to comply with all the terms and conditions thereof. Briefly, the Policies and Procedures include, but are not limited to the following provisions:

     1. Requirement that the Independent Representative be: a U.S. resident, or resident of any country that MSTG Solutions, Inc. has authorized to do business in or be authorized to do business in that country. Independent Representatives must have a Social Security or Taxpayer Identification number, or equivalent identification number and the Independent Representative must be of age of Majority in state or country of residence.

     2. Requirement that the Independent Representative adhere to the terms of the MSTG Solutions, Inc. Marketing and Compensation Plan which provides for certain customer acquisition requirements.

     3.   Requirement  that  the  Independent  Representative  comply  with  the
          Advertising Rules and Regulations of MSTG Solutions, Inc. The marketing and promotion of MSTG Solutions, Inc. shall be consistent with the public interest, and the Independent Representative must avoid any deceptive, misleading, unethical or immoral conduct or practices.

     4. Requirement that the Independent Representative refrain from unauthorized claims and representations, or Independent Representatives making claims regarding income or income projections in the event the Independent Representative becomes involved with Network Marketing under the Compensation Plan.

     5.   Provision  for  downline   genealogy   reports  for  the   Independent
          Representative. Further provision that the genealogy reports are proprietary business trade secrets of MSTG Solutions, Inc.

     6. Independent Representatives are independent contractors and will receive a Form 1099 from MSTG Solutions, Inc. before the end of every January.

     7. Independent Representatives have certain responsibilities under the Policies and Procedures including ongoing training, ongoing sales responsibilities, and reviewing of the Policies and Procedures with prospective applicants.

     8. Violation of the Agreement by an Independent Representative may subject the Independent Representative to corrective measures including suspension or termination and the forfeiture of all or part of commissions or overrides. The Policies and Procedures provide for an appeal procedure for any disciplinary action.

     9. The Independent Representative, by execution of the Agreement agrees that any disputes between Independent Representative and MSTG Solutions, Inc. will be settled by arbitration under the rules of the American Arbitration Association.